EXHIBIT 99.1
                                                                ------------
                Touchstone Applied Science Associates Inc.
                          4 Hardscrabble Heights
                         Brewster, NY  10509-0382


For further Information:

At Questar:                             At The Investor Relations Company:
Andrew L. Simon, President & CEO        Mike Arneth or
845-277-8100                            Tad Gage
asimon@tasa.com                         (312) 245-2700

FOR IMMEDIATE RELEASE


         TOUCHSTONE APPLIED SCIENCE ASSOCIATES (TASA) HAS CHANGED NAME
                        TO QUESTAR ASSESSMENT, INC.

    * All Divisions to Consolidate Under the Brand Name of TASA's Most Recent Acquisition
    *  Name Reflects Expanded, Combined Capabilities Under a Common Brand
    *  Name Capitalizes Upon Existing Brand Equity for "Questar" Name
    *  Stock Symbol to Change With New Identity
    *  Martin Maleska Appointed to the Board

Brewster, New York, March 22, 2007 - Touchstone Applied Science Associates, Inc. (OTCBB: TASA), one of the nation's leading providers of educational testing services, announced today that it has changed its name to Questar Assessment, Inc., effective March 16, 2007. The change is intended to unify its several operating units under a single, highly recognizable brand, the Company reported. Effective with the opening of trading today (March 22, 2007), the Company's stock trading symbol changed to "QUSA". Questar's shares are currently traded on the OTCBB of NASDAQ.

"As part of our strategic plan, we have striven to enhance our capability across the entire spectrum of assessment services, "said Andrew L. Simon, CEO. "We have accomplished that goal through a series of acquisitions in recent years and now offer one of the most comprehensive suites of assessment services in our industry. Our operating units include TASA, BETA, AEC, ADI and our largest and most recent addition, Questar Educational Systems. However, maintaining the individual identities of our various units has become cumbersome and, we believe, made it more difficult for our customers to understand our complementary structure, particularly during the bidding process."

"The corporate name change to Questar Assessment, Inc. is part of our new strategic direction. It allows us to build on our reputation for outstanding service and bring all of our operations under a common brand name already recognized for providing quality educational assessment systems. We believe our new name better reflects the true nature of our company as an integrated, self-contained and resourceful provider of assessment services. It will eliminate any possible customer confusion that may have been created by the use of individual operating unit names. It will also allow us to streamline marketing and sales efforts," Simon added.

"In addition, we will be launching a marketing and communications campaign to promote our brand to our customers, shareholders and colleagues. The campaign will be executed through multiple channels to promote one brand, one voice and one message, dedicated to providing the highest quality assessment solutions to the educational community."

Mr. Simon noted that the name change has been approved by written consent of the holders of a majority of the company's outstanding shares in lieu of a shareholder meeting, as permitted under its bylaws. He added that the Company's stock trading symbol has changed to QUSA reflecting the new corporate name, effective with the opening of trading today.

"The change in our stock symbol is in keeping with efforts to firmly establish our new identity and will ensure that our corporate identity is consistent among all our audiences. Trading in our shares will otherwise be unaffected. Shareholders need not exchange their current certificates for new Questar certificates," he concluded.

The Company also announced the appointment of Mr. Martin Maleska as an independent director to serve on the Board of Directors. Mr. Maleska has been in the publishing industry since 1980. In 2005, he organized Riverstone Partners as a consulting firm. Previously, Mr. Maleska served as the Senior Vice President for Acquisitions at Maxwell/Macmillan, President of the International and Professional Groups at Simon & Schuster, a managing director and principal at Veronis Suhler Stevenson, and the CEO of the business to business Magazine and Training Divisions of Primedia. Mr. Simon, CEO of Questar, noted that "Marty Maleska brings to Questar a tremendous depth and breadth of experience in the publishing and education fields."

About Questar (formerly TASA)
Questar Assessment, Inc., headquartered in Brewster, N.Y., offers a comprehensive suite of educational assessment solutions to states, schools, school districts and to third parties. As one of the nation's leading providers, Questar Assessment provides products and services that range from test design, development, calibration, and psychometric services through print production, distribution, scanning, scoring, reporting, and data analysis services, as well as readability analysis of written materials. To meet the requirements in electronic assessment, Questar offers on-line testing services to schools and educational entities in the K-12 market as well as customized assessment engines for curriculum providers. For more information, visit the company's website at www.questarai.com

Statements contained in this release that are not historical facts are "forward-looking" statements as contemplated by the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to risks and uncertainties, which are enumerated in the company's reports filed with The Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those projected or implied in the forward-looking statements.

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